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EXHIBIT 10.36

                              ISLAND PACIFIC, INC.

                       CODE OF ETHICS AND BUSINESS CONDUCT
                      FOR EMPLOYEES, OFFICERS AND DIRECTORS

Island Pacific, Inc. and its subsidiaries (collectively, the "Company") are committed to conducting business with highest integrity and in accordance with applicable laws, rules and regulations. The policies outlined in this Code are designed to ensure that the Company's employees, officers and directors participate in and foster a culture of transparency, integrity and honesty in the Company. Each director, officer and employee is required to review this Code and be aware of the laws that are applicable to the Company's business.

This Code provides rules and procedures to help the Company's employees, officers and directors recognize and respond to situations that present ethical issues. The Code applies to all of our employees, officers and directors, wherever they are located and whether they work for the Company on a full or part-time basis. Employees, officers and directors are expected to read the policies set forth in this Code and understand and comply with them. Those who violate the standards in this Code will be subject to disciplinary action.

         1. COMPLIANCE STANDARDS AND PROCEDURES. We have designated Jeff lambert to be our Ethics Officer to be available to assist you with questions regarding this Code or report violations of the Code misconduct. The Ethics officer is responsible for applying these policies to specific situations in which questions may arise and has the authority to interpret these policies in any particular situation. Any questions relating to how these policies should be interpreted or applied should be addressed to the Ethics Officer.

Any employee, officer or director who becomes aware of any existing or potential violation of laws, rules, regulations or this Code is required to notify the Ethics Officer promptly. Failure to do so is itself a violation of this Code. To encourage employees to report any violations, the Company will not allow retaliation for reports made in good faith.

It is obviously not possible to anticipate every circumstance or situation which this Code would apply. Accordingly, this Code cannot, and is not intended to provide answers to every question that might arise. Nevertheless, the basic principles set forth herein can and should serve as guidance in dealings with shareholders, fellow employees, business partners, and all others with whom the Company has relationships.

Ultimately the Company must rely on each person's good sense of what is right, including a sense of when it is proper to seek guidance from others as to the appropriate course of conduct. When determining the proper course of action, you should carefully analyze the situation and seek guidance from your supervisor or other appropriate personnel in accordance with the following four steps:

                  (i) GATHER ALL THE FACTS. Do not take any action that may violate the Code until you have gathered all the facts that are required to make a well-informed decision and, if necessary, you have consulted with your supervisor or the Ethics Officer.

                  (ii) ASK WHETHER THE ACTION IS ILLEGAL OR CONTRARY TO THE CODE. If the action is illegal or contrary to the provision of this Code, you should not carry out the act. If you believe that the Code has been violated by

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an employee, an officer or a director, you must promptly report the violation in accordance with the procedures set forth herein.

                  (iii) DISCUSS THE PROBLEM WITH YOUR SUPERVISOR. It is your supervisor's duty to assist you to comply with this Code. Feel free to discuss the situation with your supervisor if you have any questions. You will suffer no retaliation for seeking such guidance.

                  (iv) IF NECESSARY, SEEK ADDITIONAL RESOURCES. The Ethics Officer is available to speak with you about problematic situations if you do not feel comfortable approaching your direct supervisor. The Ethics Officer is also available to assist you in complying with those aspects of the Code that involve more complex issues, such as insider trading and conflicts of interest.

         2. CONFLICTS OF INTEREST. A conflict of interest exists when an employee, officer or director takes action or enters into relationships that oppose the interests of the Company or that interfere with his or her performance or independent judgment when carrying out his or her duties. You may not exploit your position or relationship with the Company for personal gain. Conflicts of interests are prohibited as a matter of corporate policy unless they have been approved by the Company in accordance with applicable law. Employees, officers and directors shall take every reasonable step to promptly disclose to a supervisor or the Ethics Officer any business or financial interest or relationship of any employee, officer or director that might interfere with their ability to pursue the best interests of the Company. For example, there is a likely conflict of interest if you:

                  (a) Cause the Company to engage in business transactions with relatives or friends;

                  (b) Use nonpublic Company, customer or vendor information for personal gain by you, relatives or friends (including securities transactions based on such information);

                  (c) Have more than a modest financial interest in the Company's vendors, customers or competitors (see below for guidelines);

                  (d) Receive a loan, or guarantee of any obligation, from the Company or a third party as a result of your position at the Company;

                  (e) Receive any payments or gifts, other than gifts of nominal value, from any third party as a result of your position with the Company; or

                  (f) Compete, or prepare to compete, with the Company while still employed by the Company.

Employees, officers and directors must understand the potential for conflicts of interest in investing in the Company's vendors, customers, partners or competitors. The Company's employees, officers and directors must always serve the Company's stockholders first, and investing in companies with which the Company does business may not be in our stockholders' best interests. The following guidelines apply with respect to such investments:

         PUBLIC COMPANIES: Passive investments of less than one percent (1%) of the outstanding shares of companies that are listed on a U.S. or international stock exchange or quoted on Nasdaq, are permitted without

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         the Company's approval, provided that the investment is not so large financially in either absolute dollars or percentage of the individual's total investment portfolio as to create the appearance of a conflict of interest. Investments that are not within these limits must be approved by the Audit Committee of the Board of Directors, but in such cases approval will likely not be granted. No investment may involve any confidential inside or proprietary information, such as information that may have been learned about the other company as a result of the Company's relationship with the other company.

         PRIVATE COMPANIES: Any investment in the Company's vendors, partners, customers or competitors that are privately held requires disclosure to the Ethics Officer. If the employee, officer or director either directly or through the chain of authority at the Company has responsibility to affect or implement the Company's relationship with another company, review and approval of their investment by the Audit Committee is required, but in such cases approval will likely not be granted.

There are other situations in which a conflict of interest may arise. If you have concerns about any situation, follow the steps outlined in the Section entitled "Reporting Violations."

Engaging in any conduct that represents a conflict of interest is strictly prohibited.

         3. GIFTS, BRIBES AND KICKBACKS. Other than modest gifts given or received in the normal course of business (including travel or entertainment), neither you nor your relatives may give gifts to, or receive gifts from, the Company's customers or vendors. Other gifts may be given or accepted only with prior approval of your supervisor or the Company's management and in no event should you put the Company or yourself in a position that would be embarrassing if information about the gift was made public.

When dealing with public officials, employees and directors must avoid any activity that is or appears illegal or unethical. Many federal, state and local governmental bodies strictly prohibit the receipt of any gratuities by their employees, including meals, transportation, lodging and entertainment. You must be aware of and strictly follow these prohibitions.

Any employee or director who pays or receives bribes or kickbacks will be immediately terminated and reported as warranted, to the appropriate authorities. A kickback or bribe includes any item intended to improperly obtain favorable treatment, including a bribe to guarantee that the Company will use the services of a particular vendor when such use is not advantageous to the Company.

In addition, the U.S. Foreign Corrupt Practices Act ("FCPA") prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates to obtain or retain business. This prohibition also extends to payments to sales representatives or agents if there is reason to believe that the payment will be used indirectly for a prohibited payment to a foreign official. Violation of the FCPA can result in severe fines and criminal penalties, as well as disciplinary actions by the Company, up to and including termination of employment.

Certain small facilitation payments to foreign officials may be permissible under the FCPA if customary in the country or locality and intended to secure routine government action. Governmental Action is "routine" if it is ordinarily and commonly performed by a foreign official and does not involve the exercise of discretion. For instance, routine functions would include setting up a

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telephone line or expediting a shipment through customs. To ensure legal compliance, before making any facilitation payments you should consult with the Ethics Officer.

         4. PROTECTION AND PROPER USE OF COMPANY ASSETS. Every employee must safeguard company assets from loss or theft, and ensure their efficient use. All company assets should be used only for legitimate business purposes. Company assets includes confidential information, intellectual property, computers, office equipment and supplies. You must appropriately secure all company assets within your control to prevent theft, damage or unauthorized use. Employees may make limited non-business use of the company's electronic communications systems, provided that such use (i) is occasional (ii) does not interfere with the employee's professional responsibilities (iii) does not diminish productivity, and (iv) does not violate this code or the company's electronic communications system policy then in effect.

         5. CONFIDENTIALITY. In carrying out the company's business, employees, officers and directors often learn confidential or proprietary information about the company, its customers, vendors or joint venture parties. You may not use or reveal company, customer or vendor confidential or proprietary information to others, except when disclosure is authorized or legally mandated. Additionally, you must take appropriate steps, including without limitation, securing documents, limiting access to computers and electronic media, and proper disposal methods, to prevent unauthorized access to such information. Proprietary and/or confidential information, among other things, includes: business methods; sales, pricing and marketing data; strategy; computer code; information regarding the company's intellectual property, including its technology and products; screens; forms; experimental research; and information about, or received from, the company's current, former and prospective customers, vendors and employees.

         6. GATHERING COMPETITIVE INFORMATION. You may not accept, use or disclose the confidential information of our competitors. When you obtain competitive information, you must not violate our competitors' rights. Particular care must be taken when dealing with competitors' customers, ex-customers and ex-employees. Never ask for a competitor's confidential or proprietary information. Never ask a person to violate a non-competition or non-disclosure agreement. If you are uncertain, the Ethics Officer can assist you.

         7. FAIR DEALING. Each employee and director shall endeavor to deal fairly with the Company's shareholders, customers, suppliers, competitors and employees. No Company employee, director or officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

         8. FAIR COMPETITION AND ANTITRUST LAWS. The Company must comply with all applicable fair competition and antitrust laws. These laws attempt to ensure that businesses compete fairly and honestly and prohibit conduct seeking to reduce or restrain competition. If you are uncertain whether a contemplated action raises unfair competition or antitrust issues, the Ethics Officer can assist you.

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         9. SECURITIES LAWS AND INSIDER TRADING. It is usually illegal to buy or sell securities using material information not available to the public. Persons who give such undisclosed "inside" information to others may be as liable as persons who trade securities while possessing such information. Securities laws may be violated if you, or any relatives or friends trade in securities of the Company, or any of its customers or vendors, while possessing inside information or unpublished knowledge. If you are uncertain about the legality of a particular trade, you should consult with the Ethics Officer before making any such purchase or sale.

         10. RETENTION OF BOOKS AND RECORDS. The company business records must be maintained for the periods specified in the company's record retention policy or any more specific policies of your business unit. Records may be destroyed only at the expiration of the pertinent period. In no case may documents related to a pending or threatened litigation, government inquiry or under subpoena or other information request, be altered, discarded or destroyed, regardless of the periods specified in the record retention policy. In addition, you may never destroy, alter, or conceal, with an improper purpose, any record or otherwise impede any official proceeding, either personally, in conjunction with, or by attempting to influence, another person.

         11. RECORDKEEPING. The Company requires honest and accurate recording and reporting of information in order make responsible business decisions. This requires that no fund, asset, liability, revenue or expense be concealed or incompletely recorded for any purpose. All entries must be supported by documentation adequate to permit the books and records to be verified by audit. Proper accounting requires not only careful compliance by the Company's internal auditors, but also the cooperation of all employees who are involved in keeping financial records of any type.

Full, fair, accurate, timely and understandable disclosures in the Company's periodic reports to the public and to governmental authorities are legally required and are essential to the success of our business. All filings with the SEC must be fair, accurate and timely. You should exercise the highest standard of care in contributing to or preparing such reports in accordance with the following guidelines:

                  (a) All the Company accounting records, as well as reports produced from those records, must be in accordance with the laws of each applicable jurisdiction.

                  (b) All records must fairly and accurately reflect the transactions or occurrences to which they relate.

                  (c) All records must fairly and accurately reflect, in reasonable detail, the Company's assets, liabilities, revenues and expenses.

                  (d) The Company's accounting records must not contain any false or intentionally misleading entries.

                  (e) No transactions should be intentionally misclassified as to accounts, departments or accounting periods.

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                  (f) All transactions must be supported by accurate
documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

                  (g) No information should be concealed from the internal auditors or the independent auditors, who shall have unrestricted access to all documents and records.

                  (h) Compliance with the Company's system of internal accounting controls is required.

If you have knowledge of any unreported or improperly reported financial activity you must report the information to your supervisor, the Ethics Officer or the Audit Committee.

         12. REPORTING VIOLATIONS. Employees are encouraged to talk to supervisors or the Ethics Officer when in doubt as to the best course of action in a particular situation or about any observed illegal or unethical behavior, any violations of this Code. Your conduct can reinforce an ethical atmosphere and positively influence the conduct of your fellow employees. If you are powerless to stop suspected misconduct or if you discover it after it has occurred, you must report it to the appropriate level of management at your location. Misconduct cannot be excused because it was directed or requested by another. In this regard, you are expected to alert management whenever an illegal, dishonest or unethical act is discovered or suspected. Management is required to report to the Audit Committee any such reports made to it by any employee.

If you are still concerned after speaking with your local management or feel uncomfortable speaking with them for whatever reason, you must (anonymously if you wish) either contact the Ethics Officer by speaking with him or sending a detailed note, with relevant documents, to the Ethics Officer delivered to the Company's address at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612, or you may directly contact the Audit Committee of the Company's Board of Directors by sending a detailed note, with relevant documents, to: Audit Committee Compliance Matters, c/o Island Pacific, Inc., 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612 or by e-mail to: auditcommittee@islandpacific.com. If you choose to remain anonymous and make an anonymous report, you should create and preserve your own record of this report in order to be able to demonstrate your compliance with the requirement of reporting violations. Reports made to the Ethics Officer will be reported to the Audit Committee.

Your calls, detailed notes and/or e-mails will be dealt with confidentially, although there may be a point where your identity may become known or have to be revealed in the course of an investigation or to take corrective action. You have the commitment of the Company and of the Audit Committee of the Company's Board of Directors, which is composed of independent directors, that you will be protected from retaliation for your good faith actions. Any employee who attempts to or encourages others to retaliate against an individual who has reported a violation will be subject to disciplinary action.

         13. WAIVERS. The Company expects you to comply with the provisions of this Code. Any waiver of this Code for executive officers or directors may be made only by the Board of Directors and will be promptly disclosed to the public as required by law and the rules of the American Stock Exchange. When necessary, a waiver will be accompanied by appropriate controls designed to protect the Company.

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